UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2007

3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2007, the Company entered into a letter agreement with Richard F. Ziegler, Senior Vice President, Legal Affairs and General Counsel of 3M Company (“3M”) describing the terms of his retirement from the Company effective January 1, 2008 (the “Letter Agreement”), a copy of which is attached as Exhibit 10.1.  The terms of the Letter Agreement are consistent with previously disclosed grants and awards and the provisions of his previously disclosed employment agreement dated November 19, 2002 and of 3M’s benefit plans and programs. The Letter Agreement also includes other customary provisions including a release of claims.  Mr. Ziegler will cease to serve as Senior Vice President, Legal Affairs and General Counsel effective March 31, 2007 but will continue to be employed by 3M thereafter until his retirement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.                                                                                    Description

10.1                                                                                                                           Letter Agreement

99.1                                                                                                                           Press release issued March 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Associate General Counsel and Secretary

Dated: March 19, 2007